EXHIBIT (a)(21)


PRESS RELEASE ...

                                                 Paris, France -- June 20, 2001

                               [graphic omitted]

                                    Sodexho
                                 --ALLIANCE--
                         Food and Management Services
                         ----------------------------

                   SODEXHO ALLIANCE COMPLETES ACQUISITION OF
                           SODEXHO MARRIOTT SERVICES
         North America's leading food service and facilities management company to operate as Sodexho Inc. in the U.S. and Canada;


PARIS, FRANCE, June 20, 2001 - Sodexho Alliance announced that it has completed the acquisition of Sodexho Marriott Services whose stock will cease to trade on the New York Stock Exchange at the close of the market today.

Sodexho Marriott Services, Inc. has changed its name to Sodexho, Inc. and is now the North American subsidiary of Sodexho Alliance S.A. (EXHO-PARIS), the world leader in food and management services.

Pierre Bellon, Chairman of Sodexho Alliance, stated that "beyond the name change, no major management or operational changes are expected. Michel Landel, who has served as CEO and President of Sodexho Marriott Services for the past two years, will continue to lead the company as President and CEO of Sodexho North American operations, and the current executive team will remain in place." The company's headquarters will remain in Gaithersburg, Maryland.

"We are pleased to join Sodexho Alliance," Landel said. "Our focus has always been to think clients first, and we believe this transaction will help us to continue to provide innovative and enhanced services for our clients and customers."


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                                   Worldwide
                   Media : Jerome Chambin : 33.1.30.85.74.18
              Investors : Jean-Jacques Vironda : 33.1.30.85.72.03
                                 North America
                       Media : Leslie Aun (301) 987.45.50
                      Investors : Jim Duke (301) 987.43.33
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B.P.100 - 78883 Saint-Quentin-Yvelines Cedex - France -
Tel.: +33 1 30 85 72 14 -
Fax: +33 1 30 85 50 75 -
Internet: http://www.sodexho.com
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


                                                              [graphic omitted]

About Sodexho Alliance

Sodexho Alliance was founded in 1966 by its current Chairman, Pierre Bellon. It is today the world leader in food and management services. With 305,000 employees and operations in 70 countries and 22,200 sites, Sodexho Alliance generated (euro) 10.5 billion in sales in fiscal year ended August 31, 2000. Sodexho Alliance has been listed since 1983 in Paris and has a market capitalization of more than (euro) 7 billion.


About Sodexho, Inc.

Sodexho, Inc., the North American subsidiary of Sodexho Alliance, is the leading provider of food and facilities management in the U.S. and Canada, with $4.7 billion in annual sales. Sodexho offers a variety of innovative outsourcing solutions, including food service, housekeeping, grounds keeping, plant operations and maintenance, asset and materials management, and laundry services to corporations, health care facilities, schools, universities and colleges, and remote sites. Headquartered in Gaithersburg, MD, the company has 111,000 employees at 5,000 locations across the U.S. and Canada.


-------------------------------------------------------------------------------
                                   Worldwide
                   Media : Jerome Chambin : 33.1.30.85.74.18
              Investors : Jean-Jacques Vironda : 33.1.30.85.72.03
                                 North America
                       Media : Leslie Aun (301) 987.45.50
                      Investors : Jim Duke (301) 987.43.33
-------------------------------------------------------------------------------

B.P.100 - 78883 Saint-Quentin-Yvelines Cedex - France -
Tel.: +33 1 30 85 72 14 -
Fax: +33 1 30 85 50 75 -
Internet: http://www.sodexho.com
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